Lend Lease

REAL ESTATE INVESTMENTS

February 28, 2003

VIA CERTIFIED MAIL

RETURN RECEIPT REQUESTED

LaSalle Bank National Association

135 South LaSalle Street

Suite 1625

Chicago, IL 60603

Attn: Asset Backed Securities Trust Services Group

Merrill Lynch Mortgage Trust

Commercial Pass Through Certificates, Series 2002 MW1

Merrill Lynch, Pierce, Fenner & Smith Incorporated

4 World Financial Center

250 Vesey Street, 15th Floor

New York, New York 10080

Attn: David Rodgers

Merrill Lynch Mortgage Trust

Commercial Mortgage Pass Through Certificates, Series 2002 MW1

Wachovia Securities, Inc.

One Wachovia Center

301 South College Street

Charlotte, North Carolina 28288 1075

Attn: Mr. William J. Cohane

Merrill Lynch Mortgage Trust

Commercial Mortgage Pass Through Certificates, Series 2002 MW1

Moody's Investor Services, Inc.

99 Church Street

New York, New York 10007

Attn: CMBS Monitoring

S & P Ratings Services

55 Water Street, 10th Floor

New York, New York 10041 0003

Attn: CMBS Surveillance Department

LaSalle Bank National Association, et al

February 28, 2003

Wachovia Bank, National Association

NC1075

8739 Research Drive

URP 4

Charlotte, North Carolina 28288 1075

Attn: Portfolio Manager

Reference: Merrill Lynch Mortgage Trust

Commercial Mortgage Pass Through Certificates, Series 2002 MW1

Merrill Lynch, Pierce, Fenner & Smith Incorporated

4 World Financial Center

250 Vesey Street, 15th Floor

New York, New York 10080

Attn: Michael M. McGovern, Director

Merrill Lynch Mortgage Trust

Commercial Mortgage Pass Through Certificates, Series 2002 MW1

Lend Lease Real Estate Investments

3424 Peachtree Road, NE

Suite 800

Atlanta, Georgia 30326

Attn: Larry Hicks

Re: Merrill Lynch Mortgage Trust

Series 2002 MW1

Ladies & Gentlemen:

Reference is hereby made to the Pooling and Servicing Agreement dated as of July 10, 2002,

among Merrill Lynch Mortgage Investors, Inc., as Depositor; Wachovia Bank, National

Association, as Master Servicer, Lend Lease Asset Management, L.P. ("LLAM"), as Special Servicer; LaSalle Bank National Association, as Trustee; and ABN AMRO Bank N.V., as Fiscal Agent, in connection with Commercial Mortgage Pass Through Certificates, Series 2002 MW1

(the "PSA").

As Vice President of Pearl Mortgage, Inc., General Partner of LLAM, I have delegated to specified officers ("Officers") the responsibility for reviewing and monitoring the activities of LLAM, and of our performance under the PSA.

Accordingly, pursuant to Section 3.13 of the PSA and in accordance with certifications made to me by each of the Officers, LLAM certifies the following:

LaSalle Bank National Association, et al

February 28, 2003

  A review of the activities of LLAM for the period from January 1, 2002 to December 31, 2002, and of its performance under this PSA has been made under the supervision of the Officers, who have in turn been under my supervision;
  To the best of my knowledge and the Officer's knowledge, based on such review, LLAM has fulfilled all of its obligations as Special Servicer in all material respects under the PSA throughout the period from January 1, 2002, to December 31, 2002; and
  LLAM has received no notice regarding qualification, or challenging the status, of REMIC I or REMIC II under the REMIC Provisions or of the Grantor Trust as a "Grantor Trust" for income tax purposes under the Grantor Trust Provisions from the Internal Revenue Service or any other governmental agency or body.

Please refer to the enclosed independent accountants' report dated February 3, 2003, delivered pursuant to Section 3.14 of the PSA, which discusses the results of their review of our activities under this PSA and which is incorporated herein by reference.

Very truly yours,

LEND LEASE ASSET MANAGEMENT, L.P.

By: Pearl Mortgage, Inc., its General Partner

By: Michael Carp

Michael Carp

Vice President

Asset Management Division

Enclosure

cc: Wachovia Corporation

301 South College Street

Charlotte, North Carolina 28288 6030

Attn: Lars Carlsten, Esq.